UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2004

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Not Applicable
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure

On July 13, 2004, Delta Air Lines, Inc. (“Delta”) issued a press release announcing that that it will recognize in the June 2004 quarter two significant non-cash charges totaling $1.65 billion.  Additionally, Delta announced that it will no longer recognize income tax benefits for the foreseeable future.  The press release is attached hereto as Exhibit 99.1 and a related letter to investors and analysts is attached hereto as Exhibit 99.2.

Item 7.    Financial Statements and Exhibits

(c)   EXHIBITS

Exhibit 99.1	Press Release dated July 13, 2004, titled “Delta Air Lines Announces June 2004 Quarter Non-Cash Charges”.
Exhibit 99.2	Letter to Investors and Analysts dated July 13, 2004.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BY:	DELTA AIR LINES, INC. /s/ Edward H. Bastian Edward H. Bastian Senior Vice President – Finance and Controller

Date:    July 13, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 13, 2004, titled “Delta Air Lines Announces June 2004 Quarter Non-Cash Charges”.
99.2	Letter to Investors and Analysts dated July 13, 2004.